UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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WESTELL TECHNOLOGIES, INC.

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WESTELL TECHNOLOGIES, INC.

750 North Commons Drive

Aurora, Illinois 60504

(630) 898-2500

Notice of Annual Meeting of Stockholders

September 27, 2007

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Westell Technologies, Inc. (the “Company”) will be held at the Hilton Lisle, 3003 Corporate West Drive, Lisle, Illinois on Thursday, September 27, 2007 at 10:00 a.m. Central Daylight Time for the following purposes:

1.	To elect seven directors;

2.	To vote on a proposal to ratify the appointment of independent auditors; and

3.	Any other matters that properly come before the meeting.

The Board of Directors has fixed the close of business on July 30, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Nicholas C. Hindman, Sr.

Secretary

August 10, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

WESTELL TECHNOLOGIES, INC.

750 North Commons Drive

Aurora, Illinois 60504

___________

Proxy Statement

Annual Meeting of Stockholders to be held September 27, 2007

___________

To the Stockholders of

WESTELL TECHNOLOGIES, INC.:

This Proxy Statement is being mailed to stockholders on or about August 24, 2007 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc. of proxies for the Annual Meeting of Stockholders to be held at our Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Thursday, September 27, 2007 at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. If no directions are specified on a duly submitted Proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board, FOR Proposal No. 2 and in accordance with the discretion of the persons appointed as proxies on any other matter properly brought before the meeting. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by attending the meeting and voting in person.

A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. A quorum is needed for any proposal to be adopted.

The affirmative vote of the holders of a plurality of the voting power of the Class A Common Stock and Class B Common Stock of the Company voting either as single or class and represented in person or by proxy at the meeting is required for the election of directors. The affirmative vote of holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to ratify the appointment of the independent auditors.

Shares represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote and will have the same effect as votes against any such matters. Broker “non-votes” and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. Broker “non-votes” will have no effect on the outcome of the election of directors or the ratification of the appointment of independent auditors. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

With regard to approving any other proposal submitted to a vote at the meeting, the affirmative vote of holders of a majority of the voting power of the Company presented in person or by proxy at the meeting is required. Expenses incurred in the solicitation of proxies will be borne by us. Officers of the Company may make additional solicitations in person or by telephone.

The Annual Report to Stockholders on Form 10-K for fiscal year ended March 31, 2007 (“fiscal 2007”) accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company at the address indicated above.

Only holders of record of our Class A Common Stock or Class B Common Stock at the close of business on July 30, 2007 are entitled to vote at the meeting. As of July 30, 2007, we had outstanding 56,568,074 shares of Class A Common Stock and 14,741,872 shares of Class B Common Stock, and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has a standing Audit, Compensation and Nominating Committee. The members of the committees during fiscal 2007 are identified in the following table.

Director	Audit	Compensation	Nominating
John W. Seazholtz		Member	Chair
Paul A. Dwyer	Member	Chair
Eileen A. Kamerick	Chair		Member
Robert C. Penny III		Member
Roger L. Plummer		Member	Member
Bernard F. Sergesketter	Member

The Board of Directors held fourteen meetings during fiscal 2007. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 2007. Following the regular Board meetings, the non-employee independent directors periodically conduct separate meetings. The Board is authorized to directly engage outside consultants and legal counsel to assist and advise.

The Audit Committee

The Audit Committee met nine times in fiscal 2007. The Audit Committee generally has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors. The Committee also is responsible for reviewing the plan and scope of the annual audit, reviewing our audit and control functions, reviewing and pre-approving audit and permissible non-audit services and reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Board of Directors has designated each member of the Audit Committee as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that each current member of the Audit Committee is independent as defined in the Nasdaq listing standards and in the Sarbanes-Oxley Act of 2002. The Audit Committee charter is available on our website at www.westell.com.

The Compensation Committee

The Compensation Committee met three times in fiscal 2007. The Board of Directors has determined that each current member of the Compensation Committee is independent as defined in the Nasdaq listing standards. The functions of the Compensation Committee consist of determining executive officers’ salaries and bonuses as well as administering and determining awards to be granted under the Company’s 1995 Stock Incentive Plan, the 2004 Stock Incentive Plan and the Employee Stock Purchase Plan.

The Nominating Committee

The Nominating Committee met once in fiscal 2007. The Nominating Committee is responsible for developing the criteria and qualifications for membership on the Board; reviewing and making recommendations to the Board as to whether existing directors should stand for re-election; considering, screening and recommending candidates to fill new or open positions on the Board; recommending Director nominees for approval by the Board and the stockholders; recommending Director nominees for each of the Board’s committees; reviewing candidates recommended by stockholders; and conducting appropriate inquiries into the backgrounds and qualifications of possible candidates. In general, director qualifications include highest ethical and moral standards, business experience and expertise, industry and technology experience and knowledge applicable to the industry and corporate management experience. The Board of Directors has determined that each of the members of the Nominating Committee is independent as such term is defined in the Nasdaq listing standards. The Nominating Committee charter is available on our website at www.westell.com.

Director Nominations

The Nominating Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interest of stockholders as a whole rather than those of special interest groups.

Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board of Directors. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current Directors being considered for renomination, the Nominating Committee will also take into account the director’s history of attendance at meetings of the Board of Directors or its committees, the Director’s tenure as a member of the Board of Directors, and the Director’s preparation for and participation in such meetings.

The Nominating Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified candidates should write to the Secretary, Westell Technologies, Inc., 750 North Commerce Drive, Aurora, Illinois 60504, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders must comply with our bylaws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Attendance at Annual Stockholder Meetings

We expect all board members to attend the annual meeting of stockholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors attended the most recent annual meeting of stockholders, which was held on September 21, 2006.

Director Independence

In general, the Board determines whether a board member is independent by following the corporate governance rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the applicable rules of the Securities and Exchange Commission (“SEC”). Our Board of Directors has determined that, in its business judgment, each of Messrs. Seazholtz, Dwyer, Penny, Plummer, Sergesketter and Simon and Ms. Kamerick are “independent” directors under the Nasdaq and SEC rules.

Communications with Directors

The Board of Directors has established a process for stockholders to communicate with members of the Board. If a stockholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under Westell’s Code of Business Conduct or other matters that he or she wishes to communicate to Westell’s Audit Committee or Board of Directors, the stockholder can reach the Westell Board of Directors by mail at Westell Technologies, Inc., Board of Directors, 750 North Commons Drive, Aurora, Illinois 60504. From time to time, the Board of Directors may change the process that stockholders may communicate to the Board of Directors or its members. Please refer to our website at www.westell.com for any changes in this process.

Executive Officers

The following sets forth certain information with respect to our executive officers as of March 31, 2007. Please refer to the information contained below under the heading “Nominees for Election for Terms Expiring at the 2008 Annual Meeting” for biographical information of executive officers who are also directors of the Company.

Name	Age	Position
Thomas E. Mader	58	President and Chief Executive Officer
Timothy J. Reedy	45	President and Chief Executive Officer of Conference Plus, Inc.
Nicholas C. Hindman, Sr.	56	Chief Financial Officer
John C. Clark	59	Sr. Vice President of Operations
William J. Noll	65	Sr. Vice President and Chief Technology Officer

Timothy J. Reedy – Timothy J. Reedy has served as Chief Executive Officer of Conference Plus, Inc since October 2002. Prior to joining the Company, Mr. Reedy was Vice President, Finance and Marketing with MCI/WorldCom Conferencing. From 1993 to 1995, Mr. Reedy also served as Vice President, Finance and Marketing at Darome Teleconferencing. From 1984 to 1993, Mr. Reedy held several management positions with the former Ameritech Mobile Communications, Inc.

Nicholas C. Hindman, Sr. – Nicholas C. Hindman, Sr. served as Chief Financial Officer since March, 2000 and as acting Treasurer, Secretary, Vice President and Chief Financial Officer of the Company from May 1999 to February 2000. Mr. Hindman was appointed to the newly created position of Chief Operating Officer in July 2007.

John C. Clark – John C. Clark served as Senior Vice President of Operations since April 2001. Prior to joining the Company, Mr. Clark was Vice President of Manufacturing from September 1998 to October 2000 with 3COM. Mr. Clark was Director of Material Management at US Robotics/3COM from January 1996 to September 1998. From 1994 to 1996, Mr. Clark served as Area Vice President of Operations for Caremark. He also served as Director of Materials Management for Caremark from 1991 to 1996. Mr. Clark was separated from the Company in June 2007.

William J. Noll – William J. Noll served as Senior Vice President and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988. Mr. Noll retired from the Company in March 2007.

Code of Business Conduct

We have adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K. This Code of Business Conduct applies to our principal executive officer, principal financial officer and principal accounting officer. The Company filed a copy of this Code of Business Conduct at Exhibit 14.1 to its amended Form 10-K. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting on its website (www.westell.com) any amendments to, or waivers from, its Code of Business Conduct applicable to these senior executives. Copies of the Code of Business Conduct will be provided free of charge upon written request directed to the Secretary of the Company.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the beneficial ownership (and the percentages of outstanding shares represented by such beneficial ownership) as of June 30, 2007, of (i) each director, (ii) our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers during fiscal 2007 (the “named executive officers”) and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Persons, who have the power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such common stock.

Position	Number of Class A Shares(1)(2)		Number of Class B Shares(2)		Percent of Class A Common Stock(3)	Percent of Class B Common Stock(3)	Percent of Total Voting Power(3)

Non-Employee Directors
Robert C. Penny III	86,506		13,714,302	(4)	*	93.0%	47.5%
Melvin J. Simon	413,518	(5)	14,741,871	(4)(6)	1.0%	100.0%	51.4%
John W. Seazholtz	263,000		--		*	--	*
Paul A. Dwyer	283,000		--		*	--	*
Eileen A. Kamerick	55,000		--		*	--	*
Roger L. Plummer	95,000		--		*	--	*
Bernard F. Sergesketter	124,900		--		*	--	*

Named Executive Officers
Thomas E. Mader**	500,000				*	--	*
E. Van Cullens**	1,318,082		--		2.3%	--	1.1%
Nicholas C. Hindman, Sr.	226,900		--		*	--	*
John C. Clark(7)	133,060		--		*	--	*
William J. Noll(8)	339,296		--		*	--	*
Timothy J. Reedy	180,000		--		*	--	*

All Directors and Executive Officers as a group (13 Persons)	4,018,262		14,741,871		7.1%	100.0%	54.5%

__________________

*	Less than 1%.

** Served as both a director and Chief Executive Officer during fiscal 2007. Mr. Cullens retired from his position as Chief Executive Officer in January 2007.

(1)

Includes options to purchase shares that are exercisable within 60 days of June 30, 2007 as follows: Mr. Penny III: 25,000 shares: Mr. Simon: 227,000 shares; Mr. Seazholtz: 240,000 shares; Mr. Cullens: 1,254,682 shares; Mr. Dwyer: 230,000 shares; Ms. Kamerick: 55,000 shares; Mr. Plummer: 90,000 shares; Mr. Sergesketter: 114,900 shares; Mr. Hindman: 156,900 shares; Mr. Clark: 83,060 shares; Mr. Noll: 282,750 shares; Mr. Reedy: 110,000 shares; and all directors and executive officers as a group: 2,869,292 shares.

(2)

Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.

(3)	Percentage of beneficial ownership and voting power is based on 56,609,149 shares of Class A Common Stock and 14,741,871 shares of Class B Common Stock outstanding as of June 30, 2007.
(4)

Includes 13,576,498 shares of Class B Common Stock held by Messrs. Penny and Simon, as Trustees pursuant to a Voting Trust Agreement dated February 23, 1994, as amended (the “Voting Trust”), among Robert C. Penny III and Melvin J. Simon, as trustees (the “Trustees”), and certain members of the Penny family and the Simon family. The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains 4,004,236 shares held for the benefit of Mr. Penny and 137,804 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin J. Simon & Associates, Ltd., 4343 Commerce Court, Suite 616, Lisle, Illinois 60532.

(5)

Includes 248,024 shares held in trust for the benefit of Mr. Penny and certain family members, for which Mr. Simon is trustee and has sole voting and dispositive power and 61,506 held in trust for Mr. Penny for which Mr. Simon is trustee and has shared voting power; Mr. Simon disclaims beneficial ownership of these shares.

(6)

Includes 20,965 shares held in trust for the benefit of Sheri A. Simon and 20,965 shares held in trust for Stacy L. Simon, Melvin J. Simon’s daughters, for which Natalie Simon, Mr. Simon’s wife, is custodian and has sole voting and dispositive power; includes 985,639 shares held in trust for the benefit of Mr. Penny’s children for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.

(7)	Mr. Clark was separated from the Company in June 2007.
(8)	Mr. Noll retired from the Company in January 2007.

Certain Stockholders

The following table sets forth certain information with respect to each person known by us to be the beneficial owner of more than five percent of either class of its outstanding common stock, other than Messrs. Penny and Simon whose information is set forth above. Such information is based upon a review by us of the most recent reports filed with the Securities and Exchange Commission by such beneficial owners.

Name and Address of Beneficial Owner(1)	Number of Class A Shares(2)	Number of Class B Shares(2)	Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Total Voting Power(3)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022-5911	4,294,500	--	7.6%	--	3.7%

Heartland Advisors, Inc. 789 North Water Street Suite 500 Milwaukee WI 53202-3508	3,166,300	--	5.6%	--	2.7%

Renaissance Technologies Corp. 860 Third Avenue 33rd Floor New York, NY 1002-7604	3,116,232		5.5%		2.7%

(1)

In its capacity as an investment manager, the beneficial owner may be deemed to beneficially own the shares of Class A Common Stock listed in the table. The shares listed in the table are held by the beneficial owner for its own account or for the account of its clients.

(2)

Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.

(3)	Percentage of beneficial ownership and voting power is based on 56,609,149 shares of Class A Common Stock and 14,741,872 shares of Class B Common Stock outstanding as of June 30, 2007.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Our Bylaws provide that not less than six nor more than ten directors shall constitute the Board of Directors.

The Board of Directors has no reason to believe that any such nominee will be unable to serve. It is intended that the proxies will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising by the persons named in the proxies, based upon a recommendation by the Board of Directors. The persons named in the proxies may alternatively vote to allow the vacancy created thereby to remain open until filled by the Board of Directors.

Nominees for Election for Terms Expiring at the 2008 Annual Meeting

The following table sets forth certain information with respect to the nominees, all of whom are current members of the Board of Directors.

Name	Age	Principal Occupation and Other Information
John W. Seazholtz	70

John W. Seazholtz has served as Director of the Company since December 1997 and was elected Chairman in April 2000. Mr. Seazholtz was President and Chief Executive Officer of Telesoft America, Inc. from May 1998 to May 2000. In April 1998, Mr. Seazholtz retired as Chief Technology Officer - Bell Atlantic where he had served since June 1995. Mr. Seazholtz previously served as Vice President Technology and Information Services - Bell Atlantic and in other executive capacities with Bell Atlantic beginning in 1962. Mr. Seazholtz currently serves as a Director for Iteris, Inc. (formerly Odetics, Inc.), a supplier of digital data management products for the security and vehicle traffic management. He is Chairman of eWay Group, a private consulting firm. He is on the Board of Overseers of N.J. Institute of Technology.

Thomas E. Mader	58

Thomas E. Mader has served as President, Chief Executive Officer and Director of the Company since January 2007. Prior to joining the Company, from 2005 to 2006, Mr. Mader served as Vice President and General Manager of the Wireline Network business of Motorola, Inc. From 2004 to 2005, Mr. Mader was a Principal of Mader & Associates, a VoIP equipment company. Mr. Mader was Chief Executive Officer of Netrake Corporation, a networking company, from 2001 to 2003. Mr. Mader served as Managing Director of Lucent Technologies in Nurnberg, Germany and was responsible for product management of the global fiber optic networking products from 1998 to 2001 and was Regional Vice President for Lucent in Dallas, Texas from 1996 to 1998 with responsibility for global sales and marketing to large independent telecom customers. From 1994 to 1996, Mr. Mader was Senior Vice President and Chief Marketing Officer for Norrell Corporation, a national provider of outsourcing services to business and government. Mr. Mader was President and Chief Executive Officer from 1992 to 1994 of a joint venture of Nortel Ltd. and Bell Atlantic Meridan Systems, and from 1990 to 1992 was a Vice President of Sales and Marketing for Nortel Network Systems focused on the Ameritech account. From 1986 to 1990, Mr. Mader served as Vice President of Enterprise Markets Distributor Support for Nortel Meridian Systems. From 1975 to 1986, Mr. Mader served in various division and district level positions at AT&T Information Systems.

Paul A. Dwyer	73

Paul A. Dwyer has served as a Director of the Company since January 1996. Mr. Dwyer, now retired, served as Chief Financial Officer of Henry Crown and Company, a private investment firm, from February 1981 to December 1999, and as Vice President - Administration of Longview Management Group, LLC, a registered investment advisor, from October 1998 to December 1999. Mr. Dwyer serves as a Director for McHenry Bancorp Inc. and McHenry Savings Bank.

Eileen A. Kamerick	48

Eileen A. Kamerick has served as a Director of the Company since December 2003. Ms. Kamerick currently serves as the Executive Vice President, Chief Financial and Chief Administrative Officer of Heidrick and Struggles (NASDAQ HSII), an international provider of senior level executive search and leadership development services. Previously, Ms. Kamerick was Executive Vice President and Chief Financial Officer of Bcom3 Group, Inc., a leading international holding company specializing in advertising and marketing services. Ms. Kamerick serves as a Board member for ServiceMaster, Inc. (NYSE SVM) and serves on the Company’s Audit Committee. She also serves as a Board member for Associated Bancorp (NASDAQ ASBC) and serves on the Company’s Audit Committee. In addition, Ms. Kamerick serves as a Board member of The Boys and Girls Club of Chicago, The Senior Businesswomen’s Forum and Core School.

Robert C. Penny III	54

Robert C. Penny III has served as a Director of the Company since September 1998. He is the owner of Eastwood Land & Cattle and has been the managing partner of P.F. Management Co., a private investment company, since May 1980.

Roger L. Plummer	65

Roger L. Plummer has served as a Director of the Company since September 2001. Mr. Plummer currently serves as the Managing Director of the International Engineering Consortium. Mr. Plummer also serves as a consultant in communication technology and corporate organization and culture. Mr. Plummer previously served in various executive capacities at Ameritech and its predecessor, Illinois Bell, including President of the Ameritech Custom Business Services unit. Mr. Plummer serves as a Board member of DePaul University, University of Illinois Foundation, Chicago public television Channel 11, Accreditation Council of Graduate Medical Education, Rush Hospital Neurobehavioral Center, and the Chicago Symphony Orchestra Governing Members Organization.

Melvin J. Simon	61

Melvin J. Simon has served as Assistant Secretary of the Company since July 1995 and as a Director of the Company since August 1992. From July 1995 to April 2003, Mr. Simon served as Assistant Treasurer of the Company. From August 1992 to July 1995, Mr. Simon served as Secretary and Treasurer of the Company. A Certified Public Accountant, Mr. Simon founded and has served as President of Melvin J. Simon & Associates, Ltd., a public accounting firm, since May 1980. Mr. Simon serves as a Director of the Company’s 91.5% owned subsidiary Conference Plus, Inc.

The following table sets forth certain information with respect to persons who are current members of the Board of Directors, but are not standing for re-election.

Name	Age	Principal Occupation and Other Information
E. Van Cullens	61

E. Van Cullens served as President, Chief Executive Officer and Director of the Company since July 2001 until his retirement in January 2007. Prior to joining the Company, Mr. Cullens operated Cullens Enterprises, LLC, a management consulting firm focused in telecommunications, from June 2000 through June 2001. From June 1999 to May 2000, Mr. Cullens served as President and Chief Operating Officer of Harris Corporation and served as President, Communications Sector from May 1997 to June 1999. Mr. Cullens served in various executive capacities with Siemens A.G. and affiliated companies from January 1991 to April 1997. Mr. Cullens was with Stromberg-Carlson from May 1984 until January 1991 when Stromberg-Carlson was acquired by Siemens. From May 1972 to April 1984, Mr. Cullens held various management positions with GTE Corporation.

Bernard F. Sergesketter	71

Bernard F. Sergesketter has served as a Director of the Company since March 2000. Mr. Sergesketter is Chairman and Chief Executive Officer of Sergesketter & Associates, a marketing consulting firm, since 1994. He served as a Vice President of AT&T from January 1983 to August 1994. Mr. Sergesketter was a Director of Teltrend, Inc, a wholly owned subsidiary of the Company, from January 1996 to March 2000 and currently serves as a Director of Solar Communications Inc., the Illinois Institute of Technology and The Sigma Chi Foundation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

_________________

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee, which is comprised exclusively of four independent, non-employee directors, has responsibility for determining the compensation of our Chief Executive Officer (the “CEO”) and other officers. In carrying out these responsibilities, the Committee evaluates the Company’s past performance and each officer’s contribution to our achievements during the year.

Compensation Philosophy

The compensation program for executive officers, including named executive officers, and other key employees is based on a “pay-for-performance” philosophy ensuring that a significant percentage of total compensation is contingent on achievement of performance goals.

Compensation Objectives

We have designed our compensation program to:

•	attract, retain, and motivate highly talented individuals by ensuring our compensation is competitive with other employment opportunities;

•	ensure that compensation reinforces achievement of business unit and individual performance objectives and our business strategy by rewarding performance for the past year; and

•	align the long-term interests of the executive officers with those of our stockholders through the use of long-term equity incentives.

Decisions regarding cash and equity compensation include subjective determinations and consideration of various factors as they apply to individual circumstances, such as an executive officer’s experience in the industry, the market value and the expected benefit of the executive officer’s position at the Company.

Our compensation program includes three major components: base salary and benefits, annual incentive compensation and long-term equity incentives. Each element is intended to reward and motivate executives in different ways consistent with our overall guiding principles for compensation. The portion of total compensation intended to come from each element reflects our belief that total compensation should increase with position and responsibility while, at the same time, making a greater percentage of an executive’s compensation tied to corporate and individual performance. We do not have any form of pension or retirement arrangements other than a company-wide 401(k) plan and the deferred compensation arrangement with Mr. Cullens, our former Chief Executive Officer, described below.

The Compensation Committee believes that for fiscal 2007, the overall compensation levels for our executive officers, including our named executive officers, were consistent with our “pay-for-performance” philosophy and the Company’s fiscal 2007 performance.

Methodology

The Compensation Committee considers various measures of the Company and the performance of other companies in the telecommunications equipment and/or conferencing industries that are similar in the number of employees, revenue and capitalization. The Compensation Committee determines appropriate levels of compensation for each executive officer and makes allocations between cash and non-cash elements of compensation. Our financial and business objectives, the salaries of executive officers in similar positions with comparably sized companies in similar industries, and individual performance are considered. We receive information on executive compensation of other companies by reviewing published materials such as proxy statements or through information provided by consultants. The Compensation Committee considers relevant industry data but does not target any overall industry percentage level or peer group average.

The Compensation Committee evaluates and establishes executive compensation on an annual basis and seeks the input of the CEO. The CEO does not participate in deliberations relating to his own compensation. The executive compensation process begins with consideration of the Company’s overall annual budget for employee compensation, which is created as part of the Company’s annual operating plan process under which business and financial objectives are initially developed by executive officers and then discussed with and approved by the CEO. These objectives are then reviewed by the Board of Directors and the Board sets the financial and business objectives for the Company from which incentive compensation is based. The Compensation Committee considers the salary data that is part of the annual budget and sets individual executive officer salaries with the goal of keeping the average executive officer salary within the budgeted range for all other employees.

For fiscal 2007, the Compensation Committee reviewed and approved the total compensation package for all the executive officers, including the elements of compensation discussed below. The committee determined the amounts to be reasonable and competitive.

Components of Executive Compensation for Fiscal 2007

Base Salaries and Benefits. Base salaries of our executive officers are reviewed annually. When setting base salaries, the Compensation Committee reviews the business and financial objectives for the Company as a whole, and the objectives for each of the individual officers relative to their respective areas of responsibility. The Committee may also consider the salaries of executive officers in similar positions with comparably sized companies in the telecommunications equipment and/or conferencing industries. This review encompasses the objectives for both the preceding fiscal year and the upcoming fiscal year. After consideration of the factors described above, the average base salaries for our named executive officers were increased approximately 4.5% for fiscal 2007 over fiscal 2006.

Annual Incentive Compensation. A significant portion of each executive’s total compensation is variable and is dependent on the Company’s performance. Annual incentive cash bonuses are payable to executive officers and key employees under the Westell Management Incentive Compensation Plan, and semi-annually under our Conference Plus Incentive Compensation Plan (collectively, the “Incentive Compensation Plans”).

The Compensation Committee sets performance goals which, if met, result in payments to participants under the Incentive Compensation Plan. The Plans are designed to induce participants to achieve superior financial results and to award them for accomplishing strategic goals. The Plans are comprised of financial criteria and strategic objectives. The performance goals are established at levels that are expected to be achievable, but require a high level of performance. The aggregated bonus pool for the Incentive Compensation Plans budgets a fixed amount for each position, with amounts varying by position and responsibility. Actual payments under the Incentive Compensation Plans are predicated on Westell and/or Conference Plus meeting specific operating goals. Cash bonuses under the Incentive Compensation Plans are subject to a maximum award of 200% of target per individual on an annual basis at Westell and 150% at Conference Plus. All incentive compensation awards to date have been less than the maximum amount.

Financial Criteria:

The amount of a named executive officer’s cash bonus under the Incentive Compensation Plans is based on the following performance metrics in the relative proportions set forth below:

For executives of Westell:

Revenue	40%
Margin	30%
Earnings Before Tax	30%

For executives of Conference Plus:

Revenue	60%
Operating Income	40%

Actual performance is measured based on the consolidated results of the Company. The results of Noran Tel, which we acquired in January 2007, were not included in determining bonus attainment.

Revenue – The pay out is the square of the actual percent attainment of the revenue target (beginning at 80%) up to a maximum pay out of 200%.

Margin – The pay out is 100% if the margin target is attained. For every $1,000,000 above or below the target, the pay out percentage will be increased or decreased by 1%. The pay out is capped at 200%

Earnings Before Tax – The pay out is the square of the actual percent attainment of the target (beginning at 80%) up to a maximum pay out of 200%.

Strategic Objectives:

The Compensation Committee also established strategic objectives which, if achieved, would enhance the bonus to which the named executive officer would otherwise be entitled based on the financial performance of the Company. The strategic objectives included key customer wins and achieving specified sales of certain products. Fulfilling the strategic objectives would result in bonus accelerators to be applied to the total bonus percentage as calculated based on financial performance, not to exceed 200%.

The table below outlines the attainment of the annual incentive goals.

(Amounts in Millions)

Criteria	Pay out %	Target	Actual	% Attained	Earned	% Payout
Revenue	40%	$285	$259	91%	82%	33%
Margin	30%	$86	$85	99%	99%	30%
Earnings before taxes	30%	$8	$15	196%	200%	60%
Total						123%

Achieved one Strategic objective						1.2

Total payout rate to be applied to individuals bonus targets						147% (1)

(1)	Amount equal to the total of 123% multiplied by the strategic objective accelerator of 1.2 based on the achievement of one strategic objective.

Long-Term Equity Incentives. Equity compensation, including stock option grants and restricted stock, constitutes a significant portion of our compensation program because we believe that officers and key employees should hold a long-term equity stake in the Company to align their collective interests with the interests of our stockholders. We adopted and stockholders approved a Stock Incentive Plan in 2004 to achieve these goals. We typically make equity compensation grants to executive officers and key employees in connection with their initial employment, and periodic equity grants are issued to incentivize employees on a continuing basis.

We also make grants of stock options and restricted stock under the 2004 Stock Incentive Plan in connection with promotions or changes in responsibilities, in recognition of other individual achievements, or in conjunction with patent filings. On March 31, 2007, all full-time employees worldwide held restricted stock or options to purchase our common stock.

In granting equity compensation awards to executive officers, we consider numerous factors, including:

•	the individual’s position and responsibilities;

•	the individual’s future potential to influence our mid- and long-term growth;

•	the vesting schedule of the awards; and

•	the number and value of awards previously granted.

We do not separately target the equity element of our executive officer compensation programs as a specific percentage of overall compensation.  However, overall total compensation is structured to be competitive so that we can attract and retain highly qualified executive officers. In setting equity award levels, we also take into consideration the impact of the equity-based awards on the dilution of our stockholders’ interests in our common stock.

Tax Considerations

Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for any executive officer named in the summary compensation table in such corporation’s proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee’s policy is to structure executive compensation in order to maximize the amount of the Company’s tax deduction.

Overview of Fiscal 2007 Summary

In fiscal 2007, we did not grant stock options to our executive officers as a group. However, we did award shares of restricted stock to executives of Conference Plus, Inc., including Mr. Reedy. In addition, Mr. Mader received a restricted stock grant of 500,000 shares in connection with his appointment as our Chief Executive Officer. For fiscal 2007, payments under the Incentive Compensation Plans for our named executive officers totaled $1,008,846.

Management Transition

On January 22, 2007, Thomas E. Mader became our President and Chief Executive Officer and a member of our Board of Directors. E. Van Cullens, the outgoing President and Chief Executive Officer, agreed to make himself available at our request to advise the Board and Mr. Mader on strategic and transitional matters, pursuant to the terms of a consulting agreement. Because Mr. Mader and Mr. Cullens both served as Chief Executive Officer during fiscal 2007, both are considered named executive officers under the federal securities laws and therefore appear in the compensation tables below.

On March 30, 2007, William J. Noll retired from his position as our Senior Vice President and Chief Technology Officer to pursue other interests. On June 11, 2007, John C. Clark, the Senior Vice President of Operations, was separated from the Company. Because both executives were among our most highly compensated executive officers during fiscal 2007, both are named executive officers under the federal securities laws and therefore appear in the compensation tables below.

In addition, Nicholas C. Hindman, Sr. served as our Chief Financial Officer during fiscal 2007, and accordingly, he is listed as a named executive officer in the tables below. On July 2, 2007, Mr. Hindman assumed the responsibilities of the newly created position of Chief Operating Officer (COO). Amy Forster assumed the position of Senior Vice President and Chief Financial Officer. Ms. Forster will be included as a named executive officer in our compensation tables for fiscal 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Dwyer (Chair), Penny, Plummer and Seazholtz. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

We have granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee of the Board of Directors.

Respectfully Submitted By:

The Compensation Committee

Paul A. Dwyer (Chair)
Robert Penny III
Roger Plummer
John W. Seazholtz

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our named executive officers for fiscal 2007.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Thomas E. Mader (4) Chief Executive Officer	2007	69,230	60,000(5)	39,083	--	--	--	--	168,313
E. Van Cullens (4) Former Chief Executive Officer	2007	410,346	--	--	48,338	165,623	630,000	6,300	1,260,607
Nicholas C. Hindman, Chief Operating Officer and Secretary, former Chief Financial Officer	2007	259,765	--	140,805	12,371	220,830	--	4,400	638,171
John C. Clark (6) Former Senior Vice President of Operations	2007	261,346	--	100,575	19,230	220,830	--	4,400	606,381
William J. Noll (7) Former Senior Vice President of Research & Development and Chief Technology Officer	2007	249,400	800	158,362	11,996	221,663	--	4,400	646,621
Timothy J. Reedy Chief Executive Officer of Conference Plus, Inc.	2007	264,231	--	20,764	--	179,900	--	6,600	471,495

(1)	See the “Grants of Plan-Based Awards” for information regarding these stock and option awards.
(2)

Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with the FAS 123(R) and thus may include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for fiscal 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2007.

(3)	Other compensation includes Company 401(k) contributions and group term life and disability insurance premiums as outlined in the table below.
(4)	E. Van Cullens was Chief Executive Officer until January 22, 2007, at which time he retired and was replaced by Thomas Mader. Mr. Cullens remains a member of the board of directors.
(5)	Thomas Mader received a $60,000 bonus for relocation payable on his start date.
(6)	John C. Clark, the Senior Vice President of Operations, was separated from the Company on June 11, 2007.
(7)	William J. Noll retired from his position as our Senior Vice President and Chief Technology Officer on March 30, 2007.

ALL OTHER COMPENSATION

Name	Year	Company 401(k) Contributions ($)	Group Term Life and AD&D Insurance Premiums ($)	Total

Thomas E. Mader	2007	--	--	--
E. Van Cullens	2007	4,400	1,900	6,300
Nicholas C. Hindman	2007	4,400	--	4,400
John C. Clark	2007	4,400	--	4,400
William J. Noll	2007	4,400	--	4,400
Timothy J. Reedy	2007	6,600	--	6,600

GRANTS OF PLAN-BASED AWARDS

The following table sets forth specific information with respect to each grant of an award made under any Company plan to a named executive officer during fiscal 2007.

					All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
		Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock Or Units(#) (2)	Underlying Options (#)	Awards ($/Sh)	Option Awards (3)($)

Thomas E. Mader	2/01/2006				500,000 (4)			1,197,500
E. Van Cullens	4/24/2006	0	225,000	450,000
Nicholas C. Hindman	4/24/2006	0	150,000	300,000
John C. Clark	4/24/2006	0	150,000	300,000
William J. Noll	4/24/2006	0	150,000	300,000
	1/12/2007					1,667 (5)	2.945	2,785
Timothy J. Reedy	4/24/2006	0	145,000	290,000
	10/25/2006				70,000 (6)			161,700

(1)	The columns reflect amounts payable under the Incentive Plan for meeting specified threshold, target and superior levels of performance respectively.
(2)	This column represents grants of restricted stock.
(3)

This column reflects the grant date fair value calculated in accordance with FAS 123(R). See Note 8 to the audited financial statements fiscal 2007 for further details on assumptions used in calculating these values.

(4)	The restricted stock award vests in equal annual installments of 20% per year commencing on February 1, 2008.
(5)	The options were fully vested on the date of grant.
(6)	The restricted stock award vests on October 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table below includes certain information with respect to stock options and restricted stock previously awarded to the named executive officers that were outstanding as of March 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, Or Other Rights That Have Not Vested ($)

Thomas E. Mader	--	--	--	--	--	500,000(8)	1,107,500
E. Van Cullens	55,192 535,000 400,000 -- 64,490 100,000 100,000	-- -- -- 400,000(1) -- -- --		1.950 1.950 2.000 5.000 1.570 1.305 6.705	6/28/2011 6/28/2011 6/28/2011 6/28/2011 4/1/2012 12/24/2012 1/3/2012
Nicholas C. Hindman	6,000 60,000 30,000 -- 8,000 2,000 4,000 -- 1,450 40,000	-- -- -- 6,464(2) -- 2,000(3) 2,000(3) 23,806(4) 1,450(3) --		6.766 31.688 2.120 2.185 1.135 1.570 3.000 1.570 1.570 7.370	10/19/2009 2/24/2010 4/10/2011 5/30/2011 9/19/2011 4/1/2012 4/1/2012 4/1/2012 4/1/2012 3/29/2011	70,000(9)	155,050

John C. Clark	10,000 -- 8,000 2,000 8,000 -- 3,000 5,060 40,000	-- 14,869(2) -- 2,000(3) 2,000(3) 23,806(4) 3,000(3) 1,264(5) --	2.110 2.185 1.135 1.570 3.000 1.570 1.570 4.050 7.370	4/16/2011 5/30/2011 9/19/2011 4/1/2012 4/1/2012 4/1/2012 4/1/2012 3/31/2013 3/29/2011	50,000(9)	110,750
William J. Noll	50,000 45,000 25,000 7,500 7,500 5,000 25,000 5,000 85,000 250 -- 15,000 -- 8,000 2,000 2,000 -- 1,500 -- 40,000 1,667	-- -- -- -- -- -- -- -- -- -- 500(6) -- 10,990(2) -- 2,000(3) 2,000(3) 23,806(4) -- 1,333(7) -- --	6.219 6.219 6.219 6.219 6.219 6.219 4.000 6.219 21.438 17.188 6.156 2.120 2.185 1.135 1.570 3.000 1.570 1.770 1.315 7.370 2.945

4/20/2008

5/12/2007

12/5/2007

12/5/2007

12/5/2007

12/5/2007

4/6/2009

12/5/2007

4/4/2010

8/10/2010

12/18/2010

4/10/2011

5/30/2011

9/19/2011

4/1/2012

4/1/2012

4/1/2012

3/14/2012

8/2/2012

3/29/2011

1/12/2017

Timothy J. Reedy	60,000 50,000	-- --	1.315 6.705	10/25/2012 1/3/2012	70,000(10)	155,050

(1)	The options vest and become exercisable on 6/28/2008.
(2)	The options vest and become exercisable on 5/30/2008.
(3)	The options vest and become exercisable on 4/1/2007.
(4)	The options vest and become exercisable on 4/1/2009.
(5)	The options vest and become exercisable on 3/31/2008.
(6)	The options vest and become exercisable on 12/18/2008.
(7)	The options vest and become exercisable on 8/2/2012.
(8)	The restricted stock awards vests in equal annual installments of 20% per year commencing on February 1, 2008.
(9)

The restricted stock award vests on June 1, 2008. In the event of involuntary termination, death or disability, 1/41st of the shares shall have vested through the date of termination, death or disability.

(10)	The restricted stock award vests on October 31, 2009.

OPTION EXERCISES AND STOCK VESTED

The table below includes certain information with respect to vesting of restricted stock units for the named executive officers during fiscal 2007. No stock options were exercised by the named executive officers during fiscal 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)

William J. Noll	46,100	102,112

(1)	The amount reflects the number of shares acquired upon vesting multiplied by the average stock price on March 30, 2007, the last trading day prior to the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals / Distributions	Aggregate Balance At Last Fiscal Year End

E. Van Cullens	$ -	$ 630,000	$ 49,168	$ 18,550	$ 1,984,275

(1)

Amounts in this column include above-market interest previously reported in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table. Amounts included as earnings and aggregate balance were recorded as compensation expense by the Company.

Narrative to the Non-qualified Deferred Compensation Table

We previously entered into a deferred compensation program with Mr. Cullens, our former Chief Executive Officer, which we amended on January 21, 2007. The amount of deferred incentive compensation to be awarded to Mr. Cullens in each year of his service as Chief Executive Officer was based on our consolidated net income before income taxes as set forth in the Company’s audited financial statements. The amount of the award was determined on an annual basis as follows:

Consolidated Income Before Cumulative Income Taxes	Rate	Maximum Award	Earned

Up to $2,500,000	5%	$125,000	$125,000
Next $3,750,000	4%	$150,000	$150,000
Next $6,250,000	3%	$187,500	$187,500
Next $6,250,000	2%	$125,000	$125,500
Next $6,250,000	1%	$62,500	$42,000
Total	1%	$650,000	$630,000

All amounts awarded under the deferred compensation program vested on March 31, 2006. Any amounts earned by Mr. Cullens in the fiscal years ending after March 31, 2006 are fully vested at the time the amounts are determined as set forth above. Unless otherwise elected, the deferred incentive compensation earned by Mr. Cullens and vested thereunder is paid to Mr. Cullens upon his retirement or other termination of employment. Mr. Cullens also has the right to withdraw all vested amounts earned under the program at any time, provided that 5% of the amount withdrawn shall be forfeited to the Company. We shall establish a rabbi trust and pay to the trust from time to time an amount equal to any amount earned under the deferred incentive compensation program. The balance in the deferred compensation account will be paid to Mr. Cullens in a lump sum within 30 days after a change in control of the Company or within 90 days after his death or termination of employment by permanent and total disability.

Equity Compensation Plan Information

The following table provides information as of March 31, 2007 with respect to shares of our common stock that may be issued under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	7,357,936	6.26	3,928,444

Equity compensation plans not approved by security holders*	1,390,192	2.84	--

Total	8,748,128	5.72	3,928,444

*Reflects non-qualified stock options to acquire shares of Class A Common Stock granted to E. Van Cullens in fiscal 2002. 1.0 million of these options originally vested over a four-year period with 25% vesting per year, and are now fully vested. The remaining options are performance based and vest at the earlier of achievement of certain performance goals or eight years. The strike price on 590,192, 400,000, and 400,000 of the options is $1.95, $2.00, and $5.00 per share, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show potential payments to our named executives under existing contracts, agreements, plans or arrangements for various scenarios under termination or a change-in-control of each of our named executives, assuming a March 31, 2007 triggering event and using a stock price of $2.22 per share, which represents the average of the high and low sales prices of our common stock on March 30, 2007, the last trading day prior to fiscal year end.

E. Van Cullens

Former President and Chief Executive Officer

E. Van Cullens was our Chief Executive Officer in fiscal 2007 until he retired on January 22, 2007, at which time he was replaced by Thomas Mader. Mr. Cullens received payments totaling $264,615 in connection with his retirement, $165,623 for pro-rated bonus and $98,992 in consulting fees.

In addition, we have entered into a consulting agreement with Mr. Cullens under which he has agreed to make himself available at our request to advise the Board and new President and Chief Executive Officer on strategic and transitional matters. Mr. Cullens compensation under the consulting agreement is as follows: through June 30, 2007 – a monthly consulting fee of $39,167, thereafter – a monthly consulting fee of $1,000 plus, as to any day in which Mr. Cullens furnishes services, $1,500, payable monthly. In addition, stock options will continue to vest if Mr. Cullens is engaged as a consultant. The term of the consulting agreement expires on December 31, 2009, subject to the right of either party to terminate the agreement with thirty days prior written notice.

The consulting agreement provides that medical benefits will be made available to Mr. Cullens through COBRA at his expense. At the expiration of COBRA benefits, we will pay up to $3,500 a month for an individual policy with similar coverage for the first six months the policy is in effect. Mr. Cullens’ deferred compensation plan was amended to allow for a fiscal year contribution for the fiscal year ending March 31, 2007 with respect to his consulting services as if he was still actively employed through March 31, 2007.

Our Compensation Committee determined the consulting services to be rendered pursuant to the consulting agreement will, as provided in certain stock option agreements, constitute continued employment solely for the purpose of those options, and that termination of the consulting agreement will accordingly constitute retirement for the purpose of those options.

Thomas E. Mader

President and Chief Executive Officer

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Without Cause	Death and/or Permanent Disability

Compensation:

Cash Compensation	--	450,000(1)	--	--	--	450,000	--

Restricted Stock (Unvested and Accelerated)(2)	1,107,500	1,107,500	--	--	--	1,107,500	--

Total	1,107,500	1,557,500	--	--	--	1,557,500	--

(1)

Amount reflects one year’s base salary. If Mr. Mader voluntarily resigns with good reason, he will receive a pro rata portion of the anticipated bonus for that year. If Mr. Mader voluntarily resigns with good reason in connection with a change of control, he will receive 100% of his target bonus amount.

(2)	Amount represents 100% vesting of 500,000 shares of restricted stock.

We have entered into an employment agreement with Thomas E. Mader, our Chief Executive Officer. Under the terms of Mr. Mader’s employment agreement, he will receive an annual base salary of $450,000 per year. Mr. Mader’s base salary will be reviewed annually and may be increased, but not decreased, without his consent. Mr. Mader is not entitled to a bonus for the fiscal 2007. For the fiscal year ending March 31, 2008, Mr. Mader will be guaranteed a bonus of $225,000, which amount will be paid to Mr. Mader in a single lump sum payment on or before May 1, 2008. For subsequent fiscal years during the term of his employment, Mr. Mader will be eligible to receive a bonus based upon the achievement of performance goals to be developed for each year by our

Board and Compensation Committee.

Mr. Mader received a relocation payment of $60,000 on the commencement of employment and will receive an additional $90,000 upon the sale of his residence in Texas. In the event Mr. Mader resigns without good reason, he will repay any relocation payments received by him within the twelve month period immediately preceding the effective date of his resignation.

If we terminate Mr. Mader’s employment without cause during the first three years of his employment or if Mr. Mader resigns for good reason during the first three years of his employment, he will be entitled to receive as severance (A) one year’s base salary payable in regular installments, provided, that such payments will be deferred until the six-month anniversary of the date of Mr. Mader’s termination of employment if deferral to such anniversary date is required to comply with the provisions of Section 409A of the Internal Revenue Code and (B) a pro rata portion of Mr. Mader’s anticipated bonus for the fiscal year in which the termination occurs.

If Mr. Mader remains employed at the time of a change of control that occurs within five years, and within twelve months following the change of control, either the total of Mr. Mader’s salary and target bonus is reduced without his written consent or Mr. Mader’s primary duties and responsibilities as President and Chief Executive Officer of the Company are, without his written consent, materially reduced or modified in such a way as to be qualitatively beneath the duties and responsibilities befitting of the president and chief executive officer of a publicly held company of comparable size in the telecommunication industry in the United States, and if Mr. Mader resigns within six (6) months after such reduction in compensation or change in duties and responsibilities, he will be entitled to receive (A) one year’s base salary payable in regular installments, provided, that such payments will be deferred until the six-month anniversary of the date of Mr. Mader’s termination of employment if deferral to such anniversary date is required to comply with the provisions of Section 409A of the Internal Revenue Code and (B) 100% of the target bonus amount authorized and approved for Mr. Mader by our Compensation Committee for such fiscal year or for the prior fiscal year, if higher.

Mr. Mader is subject to a non-competition covenant during the term of his employment and for an additional one-year period following termination if, following termination of his employment with us, Mr. Mader is entitled to receive severance or if we elect to pay him the severance even if he would not otherwise be entitled. Mr. Mader is subject to a non-solicitation covenant with respect to our employees for one year following termination of his employment whether or not he is entitled to severance pay.

Nicholas C. Hindman (1)

Chief Operating Officer and Former Chief Financial Officer

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Without Cause	Death and/or Permanent Disability

Compensation:

Cash Compensation	--	--	--	--	--	--	--

Restricted Stock (Unvested and Accelerated)(1)	--	--	--	--	--	92,195	92,195

Total	--	--	--	--	--	92,195	92,195

(1)	Amount represents 100% vesting of 46,098 shares of restricted stock.

John C. Clark (1)

Former Senior Vice President of Operations

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Without Cause	Death and/or Permanent Disability

Compensation:

Cash Compensation	--	--	--	--	--	--	--

Restricted Stock (Unvested and Accelerated)(1)	--	--	--	--	--	72,932	72,932

Total	--	--	--	--	--	72,932	72,932

(1)	Amount represents 100% vesting of 32,927 shares of restricted stock.

Effective as of June 11, 2007, Mr. Clark was no longer serving as our Senior Vice President of Operations. Mr. Clark received severance of $216,000 payable bi-weekly over a period of one year in connection with his separation.

William J. Noll

Former Senior Vice President and Chief Technology Officer

On March 30, 2007, William J. Noll retired from his position as our Senior Vice President and Chief Technology Officer. No payments were made to Mr. Noll as a result of his retirement.

Timothy J. Reedy (1)

Chief Executive Officer of Conference Plus, Inc.

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Without Cause	Death and/or Permanent Disability

Compensation:

Cash Compensation	--	--	--	--	--	--	--

Restricted Stock (Unvested and Accelerated)(1)	--	--	--	--	--	20,417	20,417

Total	--	--	--	--	--	20,417	20,417

(1)	Amount represents 100% vesting of 10,208 shares of restricted stock.

DIRECTOR COMPENSATION

On September 21, 2006, the Compensation Committee set the compensation levels for our directors. The annual retainer for all directors was increased from $25,000 to $30,000. Annual retainers for the chairpersons of our committees were established as follows: Chairman of the Board - $25,000; Chairperson of the Audit Committee - $10,000; Chairperson of the Compensation Committee - $5,000; all other Chairpersons - $2,000. The in-person committee meeting fee was reduced from $2,000 to $1,500 and a new fee of $750 for committee meetings attended via teleconference was established. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings. Mr. Simon receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company. Directors who are employees of the Company do not receive additional compensation for service as directors. In addition, non-employee directors are also eligible to receive awards under our 2004 Stock Incentive Plan. For fiscal 2007, no awards were granted.

Director Summary Compensation Table

The following table details the total compensation for non-employee directors for fiscal 2007.

Name (1)	Fees Earned or Paid in Cash	Option Awards ($)(2)(3)	All Other Compensation	Total

John W. Seazholtz	$ 47,250	$ 11,179	--	$ 58,429
Paul A. Dwyer	40,000	5,822	--	45,822
Eileen A. Kamerick	40,250	49,153	--	89,403
Robert C. Penny III	30,750	--	--	30,750
Roger L. Plummer	33,750	6,837	--	40,587
Bernard F. Sergesketter	39,250	5,667	--	44,917
Melvin J. Simon	37,750	5,822	--	43,572

(1)

Thomas Mader and E. Van Cullens, the current and former Chief Executive Officers, are not included in this table as they are employees of the Company and receive no compensation for their services as directors. The compensation received by Mr. Mader and Mr. Cullens as our employees is shown in the Summary Compensation Table above.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with the FAS 123(R) and thus may include amounts from awards granted in and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for fiscal 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2007.

(3)

The aggregate number of options outstanding as of fiscal year end for each director is as follows: Mr. Seazholtz—240,000; Mr. Dwyer—230,000; Ms. Kamerick—75,000; Mr. Penny—25,000; Mr. Plummer—90,000; Mr. Sergesketter—114,900; and Mr. Simon—227,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the commencement of Mr. Reedy’s employment as Chief Executive Officer of Conference Plus in October 2002, Mr. Reedy was granted an option to acquire 400,000 shares of Conference Plus stock at an exercise price of $1.79 per share. The options vest in equal annual installments of 20% per year beginning on the first anniversary of his start date. The options are currently 80% vested and will become fully vested in October 2007. The options will become fully vested upon a change in control of Conference Plus.

In the event of a sale of Conference Plus (defined as a 51% change of control), Mr. Reedy will also receive compensation based on the EBITDA run rate of Conference Plus at the time of sale based on the EBITDA for the trailing twelve months. Mr. Reedy’s compensation would equal 5% of the EBITDA run rate. The minimum compensation regardless of the actual EBITDA at the time of sale is $250,000. The compensation is capped at $1,250,000 even if a sale of the business occurs when the EBITDA run rate exceeds $25,000,000. Payment is conditional on Mr. Reedy remaining in his capacity as Chief Executive Officer, if desired by the acquirer, for a minimum of six months. The compensation would be paid six months after the change of control or until Mr. Reedy’s termination, whichever occurs first.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of documents in our possession and on written representations from reporting persons, we believe that during fiscal 2007, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, except for William Noll, who filed a late Form 4 to report a stock option granted on January 16, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of our independent auditors.

During fiscal 2007, management documented, tested and evaluated internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and Ernst & Young LLP kept the Audit Committee apprised of our progress. Management has provided the Audit Committee with a report on the effectiveness of internal controls.

The Audit Committee is governed by a charter. The Board of Directors has determined that the current members of the Audit Committee each qualify as an “audit committee financial expert” as defined by Item 401(h) of the Regulation S-K and that each of them is “independent” as the term is used in the Item 7(d)(3)(iv) of Schedule 14A under the Securities Act of 1934 as amended.

Respectfully Submitted By:

The Audit Committee
Eileen A. Kamerick (Chair)
Paul A. Dwyer
Bernard F. Sergesketter

_________________

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2008 (“fiscal 2008”). The Board of Directors and the Audit Committee recommend that stockholders ratify the appointment of Ernst & Young. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Ernst & Young as our independent auditors for fiscal 2008. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Ernst & Young will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING MARCH 31, 2008.

_________________

Fees Incurred for Services of Ernst & Young

Set forth below is a summary of certain fees paid to our independent auditors, Ernst & Young LLP, for services for the fiscal years 2007 and 2006.

	Fiscal 2007	Fiscal 2006
Audit Fees	$ 858,500	$ 843,000
Audit-Related Fees	59,700	--
Tax Fees	25,900	17,000
All Other Fees	--	--

Total	$ 944,100	$ 860,000

Audit Fees

Audit fees were for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Reports on Form 10-K and the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-related fees were for professional services rendered in connection with responding to an SEC comment letter.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance and other tax consulting.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence and has determined that such services are compatible. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young. The Committee will annually pre-approve services in specified accounting areas. The Committee also annually pre-approves the budget for annual GAAP and statutory audits.

PROPOSALS OF STOCKHOLDERS

A stockholder proposal to be included in our proxy statement and presented at the 2008 Annual Meeting must be received at our executive offices, 750 North Commons Drive, Aurora, Illinois 60504 by no later than April 27, 2008 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

Stockholders wishing to nominate a director or bring a proposal before the 2008 Annual Meeting (but not include the proposal in our proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive offices in Aurora, Illinois, by no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of our bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

FINANCIAL INFORMATION

We have furnished our financial statements to stockholders in our 2007 Annual Report, which accompanies this Proxy Statement. In addition, we will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2007 Annual Report and our most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Amy Forster, Senior Vice President and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Nicholas C. Hindman, Sr.

Secretary

Date: August 10, 2007

PROXY	WESTELL TECHNOLOGIES, INC.	PROXY

This Proxy is solicited by the Board of Directors of Westell Technologies, Inc. for the Annual Meeting of Stockholders to be held at the Hilton Lisle, 3003 Corporate West Drive, Lisle, Illinois on Thursday, September 27, 2007 at 10:00 a.m., Central Daylight Time.

The undersigned hereby appoints John W. Seazholtz and Melvin J. Simon, and each of them proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the annual meeting, and at any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holders on any other matter that may properly come before the meeting and any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the proxy statement for the annual meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted for proposals 1 and 2.

(THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

(Comments/Change of Address)

___________________________

___________________________

___________________________

___________________________

(This proxy is continued and to be signed on the reverse side.) (If you have written in the above space, please mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- FOLD AND DETACH HERE -

THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1. ELECTION OF DIRECTORS:

Director Nominees:

John W. Seazholtz, Thomas E. Mader, Paul A. Dwyer, Eileen A. Kamerick, Robert C. Penny III, Roger L. Plummer, Melvin J. Simon

- - - - - - - - - - - - - - - - - - - - - - - - - - INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided

For Withhold [] [] For All All Except []

List nominee exceptions:

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be deemed to constitute direction to vote “for” each of the above proposals.

Please mark, sign, date and return the proxy card using the enclosed envelope.

2. Ratification of Ernst & Young LLP as Auditors	For Against Abstain [] [] []

Comments/Change of Address ☐                Date ________________________, 2007

Signature(s) _________________________________

Signature(s) _________________________________

(NOTE: Please sign exactly as name appears on this Proxy. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)